As filed with the Securities and Exchange Commission on March 12, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-1968197
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(781) 761-4904

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2013 Equity Incentive Plan

2016 Employee Stock Purchase Plan

(Full title of plan)

Todd C. Brady, M.D., Ph.D., President and Chief Executive Officer

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(781) 761-4904

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jay K. Hachigian

Keith J. Scherer

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive, Suite 900

Boston, MA 02210

Telephone: (617) 648-9100

Telecopy: (617) 648-9199

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Stock Options and Common Stock, $0.001 par value per share, in each case, reserved for issuance pursuant to the 2013 Equity Incentive Plan	1,744,998 shares	$3.00(2)	$5,234,994.00(2)	$679.50
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2016 Employee Stock Purchase Plan	290,833 shares	$2.55(3)	$741,624.15(3)	$96.26
TOTAL	2,035,831 shares		$5,976,618.15	$775.76

(1)

This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Aldeyra Therapeutics, Inc.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The offering price per share and aggregate offering price for the unissued stock options and shares of Common Stock issuable under the Company’s 2013 Equity Incentive Plan (the “Equity Incentive Plan”) are based upon the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Capital Market on March 10, 2020.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price for the shares of Common Stock issuable under the Company’s 2016 Employee Stock Purchase Plan (the “Purchase Plan”) are based upon the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Capital Market on March 10, 2020, multiplied by 85%.

PART I

EXPLANATORY NOTE

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement on Form S-8 registers additional shares of Common Stock to be issued pursuant to the Equity Incentive Plan and the Purchase Plan. The information contained in the Registrant’s registration statements on Form S-8 (SEC File Nos. 333-230161, 333-224019, 333-217043, 333-213045, 333-210492, 333-203076 and 333-196674), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit

5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-3 of this Registration Statement.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on this 12th day of March, 2020.

ALDEYRA THERAPEUTICS, INC.

/s/ Todd C. Brady, M.D., Ph.D.
Todd C. Brady, M.D., Ph.D.
President and Chief Executive Officer

II-2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Aldeyra Therapeutics, Inc., a Delaware corporation, do hereby constitute and appoint Todd C. Brady, M.D., Ph.D. and Joshua Reed, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd C. Brady, M.D., Ph.D. Todd C. Brady, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2020

/s/ Joshua Reed Joshua Reed	Chief Financial Officer (Principal Financial (and Accounting Officer)	March 12, 2020

/s/ Richard H. Douglas, Ph.D. Richard H. Douglas, Ph.D.	Chairman of the Board of Directors	March 12, 2020

/s/ Ben Bronstein, M.D. Ben Bronstein, M.D.	Director	March 12, 2020

/s/ Martin J. Joyce Martin J. Joyce	Director	March 12, 2020

/s/ Nancy Miller Rich Nancy Miller Rich	Director	March 12, 2020

/s/ Gary Phillips, M.D. Gary Phillips, M.D.	Director	March 12, 2020

/s/ Jesse Treu, Ph.D. Jesse Treu, Ph.D.	Director	March 12, 2020

/s/ Neal Walker, D.O. Neal Walker, D.O.	Director	March 12, 2020

II-3